Exhibit 99.1

For more information:	Investor Relations:
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
Ubiquiti Networks	415.445.3235
408.942.3085 ext 329

UBIQUITI NETWORKS REPORTS Q3 FISCAL 2012 RESULTS

•	Quarterly Revenues Increase by 79% Year-over-Year
•	Quarterly Non-GAAP Net Income Grows by 113% Year-over-Year
•	Quarterly Non-GAAP Diluted EPS of $0.30
•	Cash Increases by $29.4 million
•	AirMax Revenues Increase 17% Sequentially

San Jose, Calif. — May 1, 2012 — Ubiquiti Networks, Inc. (NASDAQ:UBNT), a next-generation communications technology company, today announced results for the third quarter of fiscal 2012, ended March 31, 2012.

For the third quarter of fiscal 2012, Ubiquiti reported revenues of $91.7 million, an increase of 79% compared to revenues of $51.2 million for the same period the prior year. For the nine months ended March 31, 2012 Ubiquiti reported revenues of $258.6 million, an increase of 98% compared to revenues of $130.3 million for the same period the prior year.

For the third quarter of fiscal 2012, GAAP net income was $27.9 million, an increase of 114% compared to GAAP net income of $13.0 million for the same period the prior year. Non-GAAP net income was $28.1million, an increase of 113% compared to $13.2 million for the same period last year.

For the nine months ended March 31, 2012, GAAP net income was $74.1 million, an increase of 135% compared to GAAP net income of $31.6 million for the same period the prior year. Non-GAAP net income was $74.7 million, an increase of 134% compared to $32.0 million for the same period last year.

The following table reconciles GAAP net income to non-GAAP net income and weighted-average shares used in computing net income (loss)per share of common stock-diluted to weighted-average shares used in computing non-GAAP Diluted EPS:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
	(in thousands, except per share data) (unaudited)
Net income	$27,920	$13,033	$74,104	$31,592
Stock-based compensation, net of taxes	198	154	619	406

Non-GAAP net income	$28,118	$13,187	$74,723	$31,998

Weighted-average shares used in computing net income (loss) per share of common stock- diluted	94,177	66,416	80,648	67,022
Weighted-average dilutive effect of stock options and restricted stock units	—	—	2,895	—
Weighted-average shares of Series A preferred shares outstanding	—	36,035	10,124	36,035

Weighted-average shares used in computing non-GAAP diluted EPS (1)	94,177	102,451	93,667	103,057

Non-GAAP diluted EPS (1)	$0.30	$0.13	$0.80	$0.31

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

“We saw solid momentum across all elements of our business, lead by the AirMax platform which again posted double digit sequential growth. In addition, our new platforms which include Unifi, our enterprise WLAN offering and AirVision, our IP video surveillance offering, showed combined sequential growth of more than 100%,” said Robert J. Pera, Founder and Chief Executive Officer of Ubiquiti Networks. “In addition Airfiber, our fourth technology platform, was announced during the quarter. The AirFiber platform represents the latest application of Ubiquiti’s unique R&D strategy and business model for disrupting markets. We believe AirFiber will fundamentally redefine the cost/performance as well as user-experience expectations in the wireless backhaul market. While we continue to advance the performance and offerings in our current technology platforms, we also plan on announcing three more disruptive technology platforms targeting new markets; one each quarter for the remainder of the calendar year. Our confidence in Ubiquiti’s long term opportunity continues to grow as we work to aggressively expand our total addressable market,” concluded Mr. Pera.”

“While again exceeding both expectations and our own long-term operating model, we are especially pleased with our strong cash generation as during the quarter we added almost $30 million in cash to the balance sheet,” said John Ritchie, Chief Financial Officer. “We continue to match our growth objectives with a strong focus on optimizing our profitability, which we will continue to do as we scale our business and introduce new platforms.”

Business Outlook

Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company’s fiscal fourth quarter ending June 30, 2012:

•	Revenues of $93 million to $95 million

•	GAAP Diluted EPS of $0.28 to $0.29

•	Non-GAAP Diluted EPS of $0.28 to $0.29

Conference Call

Ubiquiti Networks will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of UBIQUITI NETWORKS’s website at www.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks is a next-generation communications technology company that designs and manufactures proprietary technologies. Since 2005, Ubiquiti’s products and solutions have bridged the digital divide between emerging and developed markets by fundamentally changing the economics of deploying high performance networking solutions in underserved and underpenetrated markets globally. Our technology platforms AirMax, UniFi and AirVision, focus on delivering industry-leading performance, compelling price-performing characteristics and an unparalleled user experience. Ubiquiti has reduced high product and network deployment costs and other business model inefficiencies to enable rapid market adoption of their products and solutions in emerging markets. For more information visit http://www.ubnt.com/

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain recurring costs, expenses and gains such as stock based compensation expense and the tax effects of these non-GAAP adjustments. In addition, our non-GAAP adjustments present shares of Series A preferred stock as if these shares had been converted to common stock throughout the periods presented. Reconciliations of the adjustments to GAAP results for the three and nine months ended March 31,

2012 and 2011 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding growth prospects, market positioning, short and long term opportunities, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, distributors inventory management practices and general economic conditions; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; if we fail to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; if the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification and litigation related to U.S. Securities laws and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the period ended December 31, 2011 and other filings filed with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting Ubiquiti Networks’ Investor Relations Department, attn: JoAnn Horne by phone at 415.445.3235 or by email at investor.relations@ubnt.com or Ubiquiti Networks’ Investor Relations website at www.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Revenues	$91,665	$51,151	$258,649	$130,320
Cost of revenues	52,006	30,047	148,687	77,545

Gross profit	39,659	21,104	109,962	52,775

Operating expenses:
Research and development	4,619	2,938	11,671	8,038
Sales, general and administrative	2,484	1,884	7,059	5,307

Total operating expenses	7,103	4,822	18,730	13,345

Income from operations	32,556	16,282	91,232	39,430
Interest income (expense) and other, net	(190)	9	(1,136)	50

Income before provision for income taxes	32,366	16,291	90,096	39,480
Provision for income taxes	4,446	3,258	15,992	7,888

Net income	$27,920	$13,033	$74,104	$31,592
Preferred stock cumulative dividend and accretion of cost of preferred stock	—	(8,154)	(112,431)	(14,550)
Less allocation of net income to participating preferred stockholders	—	(1,782)	—	(6,186)

Net income (loss) attributable to common stockholders—basic	$27,920	$3,097	$(38,327)	$10,856
Undistributed earnings re-allocated to common stockholders	—	71	—	227

Net income (loss) attributable to common stockholders—diluted	$27,920	$3,168	$(38,327)	$11,083

Net income (loss) per share of common stock:
Basic	$0.30	$0.05	$(0.48)	$0.17

Diluted	$0.30	$0.05	$(0.48)	$0.17

Weighted average shares used in computing net income (loss) per share of common stock:
Basic	91,861	62,610	80,648	63,240

Diluted	94,177	66,416	80,648	67,022

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net income	$27,920	$13,033	$74,104	$31,592
Stock-based compensation:
Cost of revenues	41	8	74	20
Research and development	133	85	365	191
Sales, general and administrative	156	164	593	465
Tax effect of non-GAAP adjustments	(132)	(103)	(413)	(270)

Non-GAAP net income	$28,118	$13,187	$74,723	$31,998

Non-GAAP diluted EPS (1)	$0.30	$0.13	$0.80	$0.31

Weighted-average shares used in non-GAAP diluted EPS (1)	94,177	102,451	93,667	103,057

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

Ubiquiti Networks, Inc.

Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to

Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Weighted-average shares used in computing net income (loss) per share of common stock- diluted	94,177	66,416	80,648	67,022
Add back:
Weighted-average dilutive effect of stock options and restricted stock units	—	—	2,895	—
Weighted-average shares of Series A preferred shares outstanding	—	36,035	10,124	36,035

Weighted-average shares used in computing non-GAAP diluted EPS	94,177	102,451	93,667	103,057

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	March 31, 2012	June 30, 2011(1)
Assets
Current assets:
Cash and cash equivalents	$94,200	$76,361
Accounts receivable, net	68,528	39,811
Inventories	9,111	5,663
Deferred costs	922	881
Prepaid expenses and other current assets	1,784	5,386

Total current assets	174,545	128,102
Property and equipment, net	2,245	1,022
Long-term deferred tax asset	324	324
Other long–term assets	401	2,230

Total assets	$177,515	$131,678

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$24,533	$14,758
Customer deposits	1,068	1,675
Deferred revenues	2,475	1,734
Income taxes payable	3,588	4,428
Debt – short-term	6,966	—
Other current liabilities	9,140	15,206

Total current liabilities	47,770	37,801
Long–term deferred tax liabilities	1,870	1,870
Debt – long-term	24,365	—
Other long–term liabilities	123	32

Total liabilities	74,128	39,703

Redeemable convertible preferred stock	—	145,847

Stockholders’ deficit:
Common stock	92	63
Additional paid–in capital	129,902	545
Treasury stock	(69,515)	(69,515)
Retained earnings	42,908	15,035

Total stockholders’ deficit	103,387	(53,872)

Total liabilities, convertible preferred stock and stockholders’ deficit	$177,515	$131,678

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2011.

Ubiquiti Networks Inc. Revenue by Product Category and Geographical Area (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Revenue by Product Category
AirMax	$61,978	$28,324	$164,752	$71,041
New platforms	9,914	926	16,874	930
Other systems	10,308	10,568	41,327	33,545

Systems	82,200	39,818	222,953	105,516
Embedded radio	2,232	4,174	8,024	10,669
Antennas/other	7,233	7,159	27,672	14,135

Total revenues	$91,665	$51,151	$258,649	$130,320

Revenue by Geographical Area
North America	$16,647	$15,829	$63,028	$39,910
South America	27,666	13,711	71,751	32,546
Europe, the Middle East and Africa	36,398	17,135	91,537	46,431
Asia Pacific	10,954	4,476	32,333	11,433

Total revenues	$91,665	$51,151	$258,649	$130,320

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP dilutedearnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring stock-based compensation expense, and the tax effect of these adjustments. In addition, our non-GAAP diluted earnings per share is calculated using weighted-average shares outstanding as if Series A preferred stock outstanding had been converted to common stock throughout the periods presented. Examples of items excluded from net income are:

•	Recurring charges and gains, including:

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the tables captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” and “Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS”included in this press release.